Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-148663 on Form S-8 of our report dated April 29, 2026, relating to the financial statements of GigaMedia Limited, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/Deloitte & Touche

Taipei, Taiwan

Republic of China

April 29, 2026